EXHIBIT 99.1


FOR IMMEDIATE RELEASE                                  Media Contact:  John Kyte
January 23, 2003                                                    972-265-2030

SAFETY-KLEEN FILES UPDATED JOINT PLAN OF REORGANIZATION WITH COURT

PLANO, TX - Safety-Kleen Corp. today announced that it has filed with the U.S. Bankruptcy Court in Wilmington, Delaware, an amended version of its proposed joint plan of reorganization and disclosure statement for the Company and the majority of its domestic subsidiaries. Safety-Kleen voluntarily filed for Chapter 11 protection on June 9, 2000.

"This is another positive step toward finalizing our proposed plan of reorganization and disclosure statement, and it is evidence that progress is being made in reaching final agreements between our various constituencies," said Company Chairman, CEO and President Ronald A. Rittenmeyer. "This filing brings us one step closer to emerging from bankruptcy protection."

The amended version of the proposed plan of reorganization and disclosure statement reflects Safety-Kleen's understanding of recent successful settlement discussions between the Company's secured lenders and the official committee of unsecured creditors with regard to litigation pending between them.

The proposed joint plan of reorganization and disclosure statement is subject to Bankruptcy Court approval and, if approved, could become effective early this year.

A copy of Safety-Kleen's amended Joint Plan of Reorganization, as filed with the U.S. Bankruptcy Court today, is available on-line at www.safety-kleen.com or at www.safetykleenplan.com.

Private Securities Litigation Reform Act: Sections of this release constitute forward-looking statements that involve a number of risks and uncertainties. Many factors could cause actual results to differ materially from our expected results. These factors include risks associated with approval and implementation of the Joint Plan of Reorganization; actual emergence from Chapter 11 bankruptcy protection; continued productive relations with creditors; the continued
availability of credit; changes in demand for the Company's services; and competition.

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